Exhibit 99.1

OTC BB: FEEC www.fareastenergy.com

Forward Looking Statements: Certain statements in this presentation regarding future expectations and plans for oil and gas exploration and development may be regarded as "forward looking statements" within the meaning of the Securities Litigation Reform Act. They are subject to various risks including, but not limited to, the inherent uncertainties in interpreting engineering data related to underground accumulations of oil and gas, timing and capital availability, and other factors to be discussed in detail in the Company's SEC filings. Any information provided herein is qualified in its entirety by the Company's SEC filings and any subsequent filing updates, changes or adjustments. Information is current as of the date presented, but as events change, the information herein may become out of date. We encourage you to read our SEC filings to review the more complete discussions of the risks outlined above.

NOTE TO INVESTORS: The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proven reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use certain terms in this presentation, such as “total gas-in-place” and "recoverable CMB resources", that the SEC's guidelines prohibit us from including in filings with the SEC. U.S. investors are urged to consider closely the disclosure in our Form 10-KSB, File No. 0-32455, available from us our website under the heading, “SEC Filings”. You can also obtain this form from the SEC by calling 1-800-SEC-0330. This presentation also contains information about adjacent properties on which we have no right to explore. U.S. investors are cautioned that petroleum/mineral deposits on adjacent properties are not necessarily indicative of such deposits on our properties. Definitions of technical terms: Certain technical terms used in this presentation associated with descriptions of the potential for oil and gas properties are not consistent with "Proven Reserves" and thus the Securities and Exchange Commission ("SEC") guidelines prohibit us from including such terms in filings with the SEC. Such terms used herein are defined as follows: Total-Gas-In-Place: This term refers to discovered and undiscovered Gas-In-Place which is the quantity of hydrocarbons which is estimated, on a given date, to be contained in known accumulations, plus those quantities already produced therefrom, plus those estimated quantities in accumulations yet to be discovered. Recoverable CBM Resources: Recoverable CBM resources refer to a calculation based on geologic and/or engineering data similar to that used in estimates of proven reserves; but technical, contractual, economic, or regulatory uncertainties preclude such resources from being classified as proven reserves. Recoverable CBM may also be estimated assuming future economic conditions differ from those prevailing at the time of the estimate.

Publicly traded since Jan. '02 Headquartered in Houston, Texas Offices in Beijing and Kunming, China China Energy Value Play - Potentially some of the largest coalbed methane (CBM) projects in the world - Agreements with ConocoPhillips and China United Coalbed Methane Company (CUCBM) 9.75 -13 Tcf (276-368 Bcm) est. recoverable CBM resources in our China properties FEEC AT A GLANCE

CHINA'S ECONOMIC BOOM One of the world's fastest-growing economies China's economy has grown five-fold in recent years 9.1% GDP Growth 2003 China's population is 1.3 Billion Personal incomes have quadrupled China accounts for one-third of all foreign direct investments China is attracting more foreign direct investments than North America and United Kingdom

COMPOSITION OF CHINA'S PRIMARY ENERGY SUPPLY IN 2000

CHINA'S NATURAL GAS MANDATE China State Council pushing for four-fold increase in natural gas usage by 2010 China has mandated natural gas replace coal as major source for electricity generation by 2008 Olympics in Beijing Natural gas currently accounts for less than 3.5% of China's energy use; by mandate it is expected to reach 8% by 2010 China will spend in excess of US$9 billion (74 billion RMB) to achieve this target

CHINA'S GAS MARKET

WHAT IS COALBED METHANE In 2002, CBM accounted for 9% of total US gas reserves and 8.9 % of all U.S. natural gas production, according to the US Geological Survey. CBM is simply natural gas found in coal beds buried beneath the earth's surface. The gas is actually molecularly attached to the coal and is released by a process called desorption. It has long been known that coals contain gas; however, it was not until the late 1980s that CBM was developed in a significantly commercial scale. Fastest growing sector of US lower 48 states gas production

WHAT IS COALBED METHANE - continued China has the largest coal reserves in the world, and may also eventually have the largest reserves of CBM in the world. Far East is applying techniques and experience from CBM development in the US to develop CBM in China. It is easier to locate gas-bearing coal seams than to locate conventional gas reservoirs and extracting CBM is typically cheaper than producing conventional gas. Smaller and less expensive drilling equipment is needed to drill CBM wells which are typically less the 3,000 feet (1000 meters) below the surface as compared to 10,000 to 15,000 feet (3333m to 5020m) for many conventional gas fields. Most of our wells will be completed between 1000 and 3300 feet (300 to 1000 meters)

CBM GOVERNMENT POLICY The Chinese government incentivizes CBM development: Exempt from import duty and import-related duty CBM royalty payment following policy set by onshore conventional natural gas policy with foreign companies, free for annual output of CBM < 1 bcm "Holiday" from 33% income tax in 1st 2 yrs; taxed at 1/2 normal rate in years 3, 4 & 5; (Government considering extending 1/2 normal rate to total of 15 yrs in Yunnan) 5% VAT paid for CBM projects with foreign companies (compared to 13 to 17% VAT for conventional gas) Market pricing and no pricing limit by the State US$4.50 to US$5.50/ mcf (1.3 to 1.6 RMB/m3) market vs. US$2.50 to $3.20/mcf (0.72 to 0.92 RMB/m3) State

CHINA UNITED COALBED METHANE CO (CUCBM) CUCBM is mandatory counterparty for foreign investment in China CBM CUCBM is owned 50/50 by China National Petroleum Corporation(CNPC) and China Coal Construction Group (CCCG), both wholly owned by Central govt. CUCBM had signed 20 CBM PSCs at year end 2003 Total PSC areas > 8 million acres (32,000 sq. km) Far East Energy over 1.3 million acres (5,250 sq. km) CBM resources for these areas > 120 Tcf (3.4 tcm) (Gas in Place)

CBM Fiscal Terms Production Sharing Contracts (PSC's) Term 20 -30 years (FEEC: 30 years Shanxi; 20 years from development election, Yunnan) 50% plus (negotiable) available to Contractor in each block, with CUCBM retaining remainder Three phases Exploration, development, production Exploration costs borne solely by Contractor, CUCBM share later recovered from cashflow on nominal basis Contractor commits to exploration work program and expenditures over a five year period, in order to earn its interest in a block Development costs borne in proportion to ownership, with Contractor preferentially receiving cashflow until 9% rate of return on exploration investment is realized

CBM Fiscal Terms continued Contractor is Operator CUCBM's role is to facilitate local approvals and liaison with local and Government bodies Joint Management Committee with CUCBM is decision making body PSC requires a commitment to training and technology transfer, at the Contractor's cost PSC requires preference to Chinese goods and services where it is competitive Ownership of data vests with CUCBM

CBM BLOCKS (PSCs) IN CHINA (AS OF NOVEMBER 2003)

FEEC / YUNNAN CBM SIGNING CEREMONY Held in the Great Hall of People, Beijing, China December 3, 2002

INVESTMENT HIGHLIGHTS Far East Energy is the third largest CBM acreage holder in China with over 1.3 million acres ( 5263 Km2) and potentially over 9 TCF (255 BCM) of recoverable CBM resources. Joint venture with ConocoPhillips and China United in Shanxi Province where FEEC can earn a 40-70% interest in 13 to 19.6 TCF (368 to 555 BCM) of total gas-in-place. Joint venture with China United in Yunnan Province where FEEC can earn a 60% interest in a total gas-in-place potential of 5.3 TCF (150 BCM) (excluding Zhaotong area).

PRODUCTION SHARING AGREEMENT WITH CUCBM Benefits to FEEC vs. Similar Projects in North America No land acquisition costs Low royalty payments to Chinese Reimbursement of costs with interest 60% interest Government partner (CUCBM) Low costs for land use and right-of-way Favorable tax treatment Right to assign contract

SIZE OF FEEC's PROJECTS LARGE CBM BASINS IN NORTH AMERICA Gas Content Recoverable Basin SCF/ton Cm3/gm CBM Resources San Juan (NM) 300-700 9.3-21.7 11.6 Tcf 328 Bcm Uinta (CO) 300-600 9.3-18.6 3.2 Tcf 91 Bcm Black Warrior (AL) 250-500 7.7-15.5 4.4 Tcf 125 Bcm COMPARED TO FEEC'S CHINA PROJECTS Shanxi 400-1,000 12.4-31.0 6.55 - 9.8 Tcf * 185-277 Bcm Enhong 200-400 6.2-12.4 1.10 Tcf ** 31 Bcm Laochang 300-500 9.3-15.5 1.55 Tcf ** 44 Bcm Zhaotong 100-200 3.1-6.2 0.55 Tcf ** 15 Bcm * ( P10 to P90) estimates by ConocoPhillips ** Estimates from Yunnan Coal Geology Bureau, Yunnan Province Coal Bureau

Yunnan Enhong - Laochang PSC Contract Contract Area: Enhong 145,198 acres (587 Km2) Laochang 119,772 acres (484 Km2) Total 264,970 acres (1072 Km2) Participating Interest: During Exploration: FEEC (Contractor) 100% During Development: FEEC 60% to 100% CUCBM (has right to participate) 40% to 0% Contract term: 20 years from date of election to develop Exploration Phase Program/Minimum Work Commitment Phase Term Work Commitment Phase One 12/31/04 Frac 2 of 3 existing wells; Drill 1 horizontal (possible extension to 6/30/05) well (with 2 laterals), satisfies the remaining 2 vertical well commitment Phase Two 7/1/05 Drill at least 1 horizontal well (with min. 2 laterals), to satisfy 8 vertical well contract

Yunnan Enhong - Laochang PSC contact cont Remaining Signature Fees - US $100,000 - Second Anniversary Date (Jan 1, 2005) CUCBM Assistance Fees US$ 45,000 per yr during Exploration Phase US$ 80,000 per yr During Development/ Production Phase Training Fees to Chinese Personnel: US$ 45,000 per yr During Exploration Phase US$ 80,000 per yr During Development /Production Period Rental of Land for Exploration: US$ 8,000/ yr for the 1st three yrs Salary and Benefits to CUCBM Professionals: US$ 18,000 per month

Shanxi CBM Production Sharing Contracts

Contract Area: 1,057,000 acres (4,280 Km^2)

Participating Interests

Exploration: Far East Energy 100%

Development:

	If COP takes 30% WI	If COP takes3.5% ORRI
Far East	40%-70% WI	70%-100% costs and 66.5%-96.5% of production
ConocoPhillips (COP)	30% WI	3.5% ORRI
CUCBM	30%-0% WI	30%-0% WI

*ConocoPhillips (COP) has the right to elect either a 30% WI or a 3.5% ORRI (out of FEEC interest) at end of Phase II

*China United Coalbed Methane Corp Ltd. (CUCBM) has the right to participate in any development with up to 30% participating interest.

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Shanxi CBM Production Sharing Contracts cont.. Contract Term: 30 years Phase Term Work Program Phase I Extended to 12/31/04 Frac 2 of 3 existing wells Phase II 7/1/05 1 horizontal well (with 2 laterals) satisfies previous 3 vertical well commitment Phase III 7/1/07 2 horizontal wells (with 2 laterals), with at least 1 in Shouyang, satisfies previous 12 vertical well commitment

Shanxi CBM Production Sharing Contracts cont Remaining Signature Fees: US$ 300,000 payable within 30 days after approval of 1st overall development plan Training fees US$ 120,000/yr during Exploration Period US$ 300,000/yr during Development & Production Period CUCBM Assistance Fees US$ 100,000/yr during Exploration Period US$ 240,000/yr during Development & Production Period Rental Fees: US$ 56,000 /yr for 1st three years Salary & Benefits to CUCBM Professionals: US$ 180,000/yr

FEEC Potential Interest in Projects Recoverable CBM Resources Case I Case II ConocoPhillips 3.5% ORRI ConocoPhillips 30% WI Shanxi 5.3 Tcf (150 Bcm) 3.2 Tcf (91 Bcm) Yunnan * 1.6 Tcf (45 Bcm) 1.6 Tcf (45 Bcm) Total 6.9 Tcf (195 Bcm) 4.8 Tcf (136 Bcm) * Zhaotong Block excluded from Yunnan figures

DRILLING COMMENCES IN CHINA Historic Spudding Ceremony for FEEC's First Well in the Yunnan Province October 2003

YUNNAN PROJECTS AT A GLANCE 3 Large CBM projects (Zhaotong not final) Partners with CUCBM 159,000-265,000 net acres; 643-1073 net Km2 5.3 Tcf (150 Bcm) total gas-in- place (Excluding Zhaotong) 60% interest for FEEC E&P costs reimbursed to FEEC from initial production revenues Zhaotong Enhong Laochang

ENHONG MINE & LAOCHANG MINE RESEARCH BASIS AND WORK AMOUNT Thirty reports of coalfield geology and exploration in reference; 1,561 coalfield drill holes (1209 at Enhong and 352 at Laochang) Eleven reports of scientific researches on various special topics of coal-bed methane in the area 539 valid data of gas concentrations of coal-bed methane from drill holes (329 after rejecting the data from gas weathering zone) 21 samples for dissolving and absorption analyses from coal-bed cores Two layer times injecting/pressure decreasing experiment and tests of ground stress 354 samples for various analyses

SHANXI PROJECT AT A GLANCE Partners with ConocoPhillips & CUCBM Potential to become one of the largest CBM projects in world w/ 3,000 horizontal gas wells 1,057,638 acres (4280Km2) Approximately 20 billion tons of coal reserves Potentially 6.5 - 9.8 Tcf (184-277 Bcm) of recoverable CBM resources 66.5% to 40% interest potential for FEEC

China Qinshui Basin CBM Opportunity

Database

- Location data for over 850 wells in Qinnan area; 165 wells in Shouyang area.
- Tops and thickness data for 678 wells in Qinnan area; 136 wells in Shouyang area.
  - Shouyang wells clustered in north part of block; Qinnan wells clustered in east part of block.
- Ash content, isotherm data, and gas content measurements for several wells in the region.
- Production data for 3 wells in Shouyang block and 3 wells in Qinnan area.
- Three seismic profiles were available for each block covering areas of no well control.
- Topographic control grid.
- Qinshui Basin boundary and outcrop pattern of coal seams.

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China Qinshui Basin CBM Opportunity Geological Evaluation Conclusions Geologic evaluation has identified three prospective areas within the Shouyang and Qinnan Blocks from 900-3000 ft (300 to 1000 meters) in depth Shouyang North Area 204,335 acres total (827 Km2); 82,710 acres (334 Km2) within well control area Qinnan East Area 113,904 acres total (461 Km2); 53,431 acres (216 Km2) within well control area Qinnan West Area 171,103 acres (692 Km2) total Three main coal seams have been identified and evaluated Coals 3, 9, and 15 have substantial thickness in both blocks Coals are laterally continuous and are of high grade Semi-anthracite rank makes the coals capable of holding large volumes of gas Coals are well-cleated and have good permeability Coals demonstrate high desorption rates Other, less continuous, coals within the section offer additional potential not captured in this evaluation

China Qinshui Basin CBM Opportunity Geological Evaluation Conclusions Total Gas-in-Place Distributions from Monte Carlo Modeling (Coals 3, 9, and 15 only, 900-3000 ft (300-1000 meter) depths Shouyang North Area Well Control Area: P10-1.8 Tcf (51 Bcm); P50-2.2 Tcf (62 Bcm); P90-2.7 Tcf (76 Bcm) All Shouyang North Area: P10-3.9 Tcf (110 Bcm); P50-4.8 Tcf (136 Bcm); P90-6.1 Tcf (172 Bcm) Qinnan East Area Well Control Area: P10-1.8 Tcf (51 Bcm); P50-2.1 Tcf (59 Bcm); P90-2.5 Tcf (71 Bcm) All Qinnan East Area: P10-3.7 Tcf (105 Bcm); P50-4.4 Tcf (125 Bcm); P90-5.2 Tcf (147 Bcm) Qinnan West Area All Qinnan West Area: P10-5.5 Tcf ( 156 Bcm); P50-6.8 Tcf (193 Bcm); P90-8.3 Tcf (235 Bcm) Total Gas-in-Place Distribution in Both Qinnan and Shouyang (Coals 3, 9, and 15 only, 900-3000 ft (300-1000 meter) depths; Monte Carlo estimate) -P10: 13.1Tcf (371.3 Bcm) -P50: 15.9 Tcf (451 Bcm) -P90: 19.6 Tcf ( 1006 Bcm)

China Qinshui Basin CBM Opportunity Comparison Qinshui to various CBM basins Qinshui San Juan (Fairway) Uinta (Drunkards Wash) Black Warrior Ordos (Hedong) Powder River 1 33 10 20 6 7 5 15 1 19 60 40 600+

China Qinshui Basin CBM Opportunity Comparison Qinshui to various CBM basins Qinshui San Juan (Fairway) Uinta (Drunkards Wash) Black Warrior Ordos (Hedong) Powder River 400 600 300 400 300 300 250 250 102 300 22 53 Range of Gas Contents

China Qinshui Basin CBM Opportunity Comparison Qinshui to various CBM basins Conversion: Gas content 1 Scf/ton = 0.031 cm3/gm

PROJECTED DRILLING PROGRAM-YUNNAN 2004- Already drilled 3 vertical Phase One Exploration Wells; stimulate two of the vertical wells and drill one horizontal Phase One well. 2005- Drill and test at least one horizontal well for Phase Two. 2006- Using one rig; drill multiple horizontal wells to confirm size of recoverable resources. All plans subject to favorable results, availability of funds, and other factors. These plans represent only the minimum level of required activities.

PROJECTED DRILLING PROGRAM-SHANXI 2004- Frac and test 2 ConocoPhillips wells to satisfy Phase One by 12/31/2004. 2005- Drill one horizontal exploration well and test production to satisfy Phase Two by 7/1/2005. 2006- Finish production tests of wells; drill at least 2 horizontal wells to satisfy Phase Three by 7/1/2007; (probably finish between May & December 2005). All Plans subjected to favorable results, and other factors. These plans represent the minimum requirements.

PRICING AND MARKET

- CBM gas receives favorable treatment
- Market price vs Government established price
- Approx \$4.50 to \$5.50 mcf(1.30-1.60 RBM/ m^3) (city gate) vs.

  \$2.65 to \$3.25 mcf (0.76- 0.94 RBM/m^3) (in the pipeline)
- Pipeline tariff approx \$1.60 mcf (0.464 RMB/m^3)/1000km; \$1.60 mcf (0.464 RMB/m^3)/621 mi
- Can potentially get higher prices for LNG, if necessary
- Strong profit potential after deducting lifting cost, tariff and taxes
- Shanxi project is located relatively close to major pipeline
  - Access of Shouyang to Shangjing-II highly probable
  - Qinnan access to West-East Pipeline highly probable
- Yunnan gas could potentially be marketed for LNG, and/or pipeline may be constructed once reserves are proved

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Proven & Experienced Management Team Officers Michael McElwrath/Chairman, President & CEO Bruce N. Huff/Chief Financial Officer Tun Aye Sai/Sr. Vice President of China Operations Dr. Alex Yang/Sr. Vice President-Exploration Garry Ward/Sr. Vice President-Engineering Board of Advisors Don Gunther Ben L. Malek Professor Wang Wenquian Dr. Laxmi Chikatamarla Board Members M. McElwrath, Chairman Tom Cavanagh, Fmr VP Ocean Energy Lal Gondi Don Juckett, Rtd US Dept. of Energy Randall Keys, Frm CFO Core Labs John Mihm, Rtd SR VP Phillips Tun Aye Sai Tom Williams, VP Maurer Technology

STRONG BALANCE SHEET No long-term debt Raised equity of over $14 million in 2002 - 2004 including $ 6 million in 2004 alone Revised terms of PSCs with CUCBM provide enhanced economics for all projects.

FEEC STOCK DATA Symbol OTC BB: FEEC Common shares outstanding 61 million Recent price (08/27/04) $ 1.15 per share Market Capitalization $ 70 million

INVESTMENT CONSIDERATIONS Proven, experienced management team Partners w/ ConocoPhillips and Chinese govt. World class CBM projects - outstanding project potential China is energy deficient CBM will play a major role in China FEEC positioned to become major CBM player in China Strong resource base/strong demand/ government incentives/favorable pricing

Experienced Management Team

Experienced Management Team Michael R. McElwrath - President and CEO Michael R. McElwrath, the Company's Chairman, President and Chief Executive Officer was Vice President of TMP/Hudson Global Resources before joining Far East Energy. TMP is the parent company of Monster.com. He served as Acting Assistant Secretary of Energy in the first Bush Administration, charged with development of the nation's coal, oil, and gas policies and with management of $2.1 Billion in programs including the Clean Coal Program, the National Oil and Gas Research Program, and the Strategic Petroleum Reserve. He was an international Negotiator and Policy Advisor in the Reagan administration. Upon leaving the Bush Administration he had stints as Director of the National Institute for Petroleum and Energy Research and Director of British Petroleum's outsourced exploration and production lab for the Americas. In addition, Mr. McElwrath has held a number of Senior Executive positions in the energy industry. Mr. McElwrath holds a J.D. from the University of Texas School of Law, as well as a B.A. from the Plan II Honors Program at the University of Texas. Bruce Huff - Chief Financial Officer Prior to joining Far East Energy Corporation, Mr. Huff spent 13 years at Harken Energy Corporation beginning as Senior Vice President and CFO and eventually becoming the President and Chief Operating Officer in 1998. He was responsible for the management of US and International oil & gas exploration and production operations, strategic planning, financial, legal, information technology, administrative and public company reporting areas. He is a graduate of Abilene Christian University and a Certified Public Accountant with vast experience in implementing and complying with the Sarbanes/Oxley Act, as well as, coordinating audit committee functions, developing and implementing internal and disclosure controls.

Experienced Management Team Bruce Huff, Con't He has been a member of several professional organizations, including Financial Executives Institute, Texas Society of Certified Public Accountants, for which he served on the Quality Review Committee and as Vice Chairman of Continuing Professional Education Council, The American Institute of CPAs and The Independent Producers Association of America. He is an experienced public speaker, having presented at energy conferences, investor relations meetings and seminars sponsored by accounting organizations. He is also co-author of Guide to Audits of Small Businesses and Guide to Quality Control. Alex Yang, Ph.D. - Senior Vice President Exploration Dr. Yang is a well-known geologist, and is recognized as a preeminent CBM expert in China. He received his Ph.D in Geology from Texas A&M University and has 22 years of working experience in China's energy industry and universities (teaching and research). He was among the pioneers in introducing CBM exploration and production to China, and assisted CUCBM in its early stages of formation. From 1993 to 2001, he worked as Chief Geologist and Senior Consultant for Amoco/Arco/BP CBM projects in the Ordos and Qinshui Basins in North China, and played a leading role in developing their projects and operations. Also, Dr. Yang has established personal/business relationships with numerous key people in the Chinese government and energy industry (CUCBM, PetroChina, Sinopec, China Univ. of Mining & Tech., and China National Administration of Coal Geology), which greatly benefits FEEC's project execution and business development in China.

Experienced Management Team Garry Ward - Senior Vice President-Engineering Ward's career spans 23 years in the petroleum industry, where his primary focus has been on the evaluation of oil and gas properties throughout the United States. Ward has been involved in the evaluation of coalbed methane prospects, primarily in the San Juan and Powder River basins, since 1992. In addition, he has over 20 years' experience in petroleum software development and has written numerous programs for use in the evaluation of oil and gas assets. Ward previously served as reservoir manager for 3TEC Energy and as vice president of engineering and production for Floyd Oil Company. He holds a Master of Science degree in Petroleum Engineering from the University of Houston; is a registered professional engineer in the state of Texas and has been a member of the Society of Petroleum Engineers since 1978. Tun Aye Sai , Senior VP China Operations Tun Aye Sai brings over 30 years of international mining and exploration experience to the Company. Mr. Sai has extensive experience in developing and managing mining projects in China and Southeast Asia. Mr. Sai holds a B.En. in mining from Rangoon Institute of Technology, Rangoon, Burma and a post graduate diploma in management and administration from Institute of Economics, Rangoon, Burma.

Experienced Management Team J. C. Mihm - Member Board of Directors J.C. (John) Mihm is the owner and President of JCM Consulting, PLLC. His Company provides services in the engineering, construction, and project management field. John also serves on the Advisory Board for EPM, LLC, the Board of SPE, the Foundation Board of ASME and the Southern Region Board of Boy Scouts of America. Previously, John was the Senior Vice President of Technology and Project Development for Phillips Petroleum Company. John retired from Phillips Petroleum Company in February 2003. He was named to this position in 2000 when the company combined the downstream and upstream technology and project development positions. Previously, John served as Senior Vice President of Downstream Technology and Project Development in 1999. He assumed the position of Senior Vice President of Corporate Technology in 1994 after serving as Vice President of Research and Development for two years and Vice President of Corporate Engineering for four years. John began his career with Phillips in 1964 in the Company's Odessa, Texas, office as an engineer. He advanced through numerous managerial positions, including assistant superintendent of production in El Dorado, Arkansas; production manager for the company's eastern exploration and production division in Houston, and manager of engineering for Phillips Norwegian petroleum operations headquartered in Stavanger, Norway. In 1982, he was named energy resources division manager in research and development. From 1985 to June 1986, he was research and services division manager in the exploration and production group. He was named manager of oil and gas production, drilling and gas processing in the Permian Basin region in 1986. He served as manager of corporate engineering from 1987 to 1988. John is a registered professional engineer, and a member of the America Petroleum Institute, the Society of Petroleum Engineers, the American Institute of Chemical Engineers, the American Chemical Society, the American Society of Mechanical Engineers and both the Oklahoma and the National Society of Professional Engineers. He has been published in both engineering and petroleum journals.

Experienced Management Team John Mihm, Con't John was born in Austin, Texas, July 28, 1942. He grew up in Borger, Texas, and earned a bachelor's degree from Texas Tech University, Lubbock, in chemical engineering in 1964. He was selected as a Distinguished Engineer of Texas Tech University in 1984 and distinguished graduate of Frank Phillips College in 1987. He was elected into the Oklahoma State University College of Engineering & Architecture Halt of Fame in 1999. He is married to Janet Mihm, and they have one daughter, Mary Lynn, a practicing attorney, and they also have one granddaughter, Cassie. John and Janet currently reside in Frisco, Texas, and maintain a second home in Bartlesville, Oklahoma. Thomas Cavanagh - Member Board of Directors Tom Cavanagh is the founder and CEO of an energy company designed to capture the mid to small fields currently overlooked by larger companies. Prior to forming the above mentioned company, he served as Vice President - New Ventures for Ocean Energy International where he technically generated and screened New Venture Opportunities in the Middle East and West Africa. In a career that spans 23 years, he served as Senior Exploration Geophysicist for Exxon, Saudi Aramco, and P.T. Stanvac. Drawing on his expertise in mapping, interpretation of 2D & 3D Seismic and geologic education from Northeastern University in Boston, MA and Louisiana State University, Baton Rouge, LA, he has been involved in several significant discoveries locating previously untapped reserves. He has worked areas in Pakistan, Malaysia, Egypt, the Middle East, Indonesia, Alaska, as well as, Southeast Asia and speaks Indonesian and Arabic.

Experienced Management Team Tom Williams - Member Board of Directors Tom Williams is presently vice president of Maurer Technology, a drilling technology subsidiary of Noble Corporation. Williams held senior executive positions at the Department of Energy and the Department of Interior during the first Bush administration, following which he served as business development director at Houston's Westport Technology Center, a leading upstream oil and gas research company that was acquired by Dresser Industries which later merged with Halliburton. Williams is co-founder and serves on the board of directors of Cementing Solutions, Inc., an oil and gas cementing and technology company based in Houston. Williams serves on a number of professional oil and gas organizations, associations and boards including the Independent Petroleum Association of America, the Petroleum Technology Transfer Council's advisory group and national board, the Texas Independent Producers and Royalty Owners Association, the Society of Petroleum Engineers, the American Association of Drilling Engineers and others. He has authored more than 100 energy publications and articles during his 20 years in the industry.

Experienced Management Team Donald A. Juckett, Ph.D. - Member Board of Directors Donald Juckett is an industry information consultant recently retired from the U.S. Department of Energy. At the Department he was Director of the Office of Natural Gas and Petroleum Import and Export Activities for Fossil Energy. During his tenure with the Department he served as Director for Natural Gas and Petroleum Technology and Acting Deputy Assistant Secretary for Natural Gas and Petroleum Technology. Prior to joining the Department in 1988 he worked for Phillips Petroleum Corporation in exploration and production technical services and research. More than thirty years of industry and government experience in international and domestic energy trade, regulation and policy analysis in natural gas and oil sectors. Management experience in both industry and public sector including technical and operational programs as a member of the Federal career Senior Executive Service. Demonstrated technical credentials, including fifteen years in industry research, development and operations, and a Ph.D. in organic chemistry. Strong network of contacts in all sectors of the petroleum industry including terminal operators, capacity owners, shippers and liquefaction plant operators. Extensive knowledge of technical, regulatory and operational aspects of the liquefied natural gas industry. Experience in evaluating market and technical risk associated with sitting of both on-shore and off-shore liquefied natural gas terminals. Demonstrated experience in coordination with government officials at the local, state and Federal levels and with corporate executives and staff on strategies for entry into North American markets. Experienced in complex policy and operational interactions with senior foreign government and state industry representatives. For example, he conceived and organized the US/China Oil and Gas Industry Forum, a government/industry function that has fostered dialog that enhanced China's petroleum sector opening to outside investment.

Experienced Management Team Randall D. Keys - Member Board of Directors Experience Summary and Skills: 1) Broad Financial Management Background, Beginning with Public Accounting and Continuing in Corporate Management as Controller, Director of Internal Audit, Financial Reporting Manager, Treasurer and CFO (Past Seven Years) 2) CFO of Five Public Companies, two NYSE, one NASDAQ, and two OTCBB 3) Strong Ability to Effectively Communicate Business Strategies and Financial Results to Investors, Directors, Investment Analysts and Operating Personnel 4) Extensive Working Knowledge of SEC Registration and Reporting Requirements 5) Effective in Both Small and Large Company Environments. Key Strength is Ability to Provide a Broad Background and Knowledge Base to Smaller Companies and Help them Build Solid Financial Structures and Controls for Growth 6) Significant Merger and Acquisition and Business Integration Experience 7) Capabilities in Project Management, Systems Implementations and Turnarounds 8) Positive Work Style with Ability to Motivate Subordinates and Peers 9) Key Contributor to Executive Management Team and Board Decisions

Experienced Management Team Employment History: Randall Keys Con't Independent CFO/ Tatum Partners Consultant / CFO May 2001 to Present CFO for Transmeridian Exploration, Inc. (OTCBB), International Oil and Gas CFO for Flotek Industries, Inc. (OTCBB), Oilfield Service Consolidation CFO for RigNet, Inc., Oilfield Telecommunications Startup Core Laboratories N.V. (NYSE) Chief Financial Officer Nov 1998 to April 2001 Consolidated Graphics, Inc. (NYSE) V.P. Finance and CFO June 1998 to Nov 1998 3DX Technologies, Inc. (Nasdaq) V.P. Finance and CFO April 1997 to June 1998 Norcen Explorer, Inc. (Sub of TSE) Treasurer Feb 1994 to Feb 1997 Santa Fe Energy / Adobe Resources (both NYSE) Nov 1987 to Feb 1994 Treasury Manager (Santa Fe) Manager of Financial Reporting (Adobe) Director of Internal Audit (Adobe) Midland Southwest Corp. (Nasdaq) Controller Sept 1984 to Nov 1987 KPMG Peat Marwick (Midland) Senior Auditor June 1980 to May 1984 Texas CPA, Certified in May 1982 / Member, Financial Executives International BBA in Accounting with Highest Honors in May 1980 from University of Texas at Austin

Experienced Management Team Don J. Gunther - Member Board of Advisors Don J. Gunther, retired in December 1998, as vice chairman and a member of the chairman's leadership council of Bechtel Group, Inc. As vice chairman he had responsibility for all of the global industry units, all corporate functions including engineering, procurement, construction, project management, information services and information technology and contracts. Gunther joined Bechtel in 1961 as a field engineer in the Refinery & Chemical Division. Seven months later, he was recalled by the U. S. Army Corps of Engineers to serve during the Berlin Crisis. He returned to Bechtel in 1962. Gunther progressed through a series of increasingly responsible field positions in the United States, Canada and in Europe over a 38 year career with the company. Gunther received a bachelor's degree in civil engineering, and recently, an honorary doctorate, from the University of Missouri at Rolla. He currently serves on the board of trustees of the university. He is a member of the American Institute of Chemical Engineers and a former member of the executive board for the Engineering and Construction Contracting Division of the AIChE. He is a past member of the Construction Industry Institute Executive Committee, and received their highest honor, the CII Award of Excellence for 1999. During his career Gunther served as a member of the board of governors of the World Economic Forum, the World Energy Council, the boards of directors of the United States Energy Association, the U. S. - Russia Business Council, and the British - North American Committee. He and his wife, Mosey now reside in their retirement home in Naples, Florida. They enjoy all of the aspects of retirement and spending more time with their 4 children and 11 grandchildren.

Experienced Management Team Ben Malek - Member Board of Advisors Mr. Malek is currently Executive Vice President of Lauren Engineers and Constructors. Mr. Malek is one of the most highly recognized Process Engineers in the U.S. Petroleum and Chemical Industry. He has held executive management positions with PCI Engineers, Inc., The Pace Company-Consultant and Engineers and the Dow Chemical Company. He has been involved in excess of 750 process and chemicals assignments worldwide. He currently holds patents in a cryogenic process for recovery of liquid products from off-gases, gasoline vapor emissions recovery and the catalytic reforming of Naphtha. Mr. Malek holds a B.Sc. in Chemical Engineering from the University of Texas.

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